UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2010

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	75-1884980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000 Houston, Texas	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the close of business on July 19, 2010, the Rights Agreement, dated as of July 18, 2000, as amended (the “Rights Agreement”), between Kirby Corporation (“Kirby”) and Computershare Trust Company, N.A., expired pursuant to its terms.  The Rights Agreement and the rights (the “Rights”) to purchase shares of the Series A Junior Participating Preferred Stock, $1.00 par value per share, of Kirby (the “Preferred Stock”), which were issued pursuant to the Rights Agreement, terminated and became of no force and effect as of that time.

In connection with the expiration of the Rights Agreement, on August 11, 2010 Kirby filed a Certificate of Withdrawal of Certificate of Designation of the Preferred Stock (the “Certificate of Withdrawal”) with the Secretary of State of Nevada.  The Certificate of Withdrawal, which was effective upon filing, eliminated from Kirby’s Restated Articles of Incorporation all matters set forth in the Certificate of Designation for the Preferred Stock.  No shares of Preferred Stock were issued or outstanding at the time of the filing of the Certificate of Withdrawal.  A copy of the Certificate of Withdrawal is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:
3.1	Certificate of Withdrawal of Certificate of Designation of Series A Junior Participating Preferred Stock of Kirby Corporation, as filed on August 11, 2010 with the Secretary of State of Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION
(Registrant)

Date: August 13, 2010	By	/s/ G. Stephen Holcomb
G. Stephen Holcomb
Vice President-Investor Relations

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Withdrawal of Certificate of Designation of Series A Junior Participating Preferred Stock of Kirby Corporation, as filed on August 11, 2010 with the Secretary of State of Nevada